EXHIBIT 99.4

HICKORY TECH CORPORATION

Enventis Telecom, Inc.

PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

On December 30, 2005, HickoryTech Corporation (the “Company” or “HickoryTech”) acquired Enventis Telecom, Inc. (“Enventis”).  Enventis was formerly a wholly owned subsidiary of Allete, Inc.  The Company acquired all of the outstanding common stock of Enventis in exchange for cash.  The aggregate acquisition cost, net of cash received, was approximately $37.8million, which consisted of $35.5 million in cash consideration, $1.1 million in accrued purchase price adjustments and transaction cost of $1.2 million, which primarily consisted of fees for financial advisory and legal services. The transaction was accounted for using the purchase method of accounting.  Accordingly, the purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. Allete and HickoryTech have agreed to treat the transaction under Section 338 of the Internal Revenue Code.  Accordingly, the tax basis of the acquired assets and assumed liabilities will be the same for financial reporting.  The purchase price allocation is preliminary and pending 1) finalization of the third party valuation, 2) finalization of the purchase price adjustments, 3) the liquidation of acquired accounts receivable, and 4) resolution of one litigation matter. On the litigation matter, HickoryTech has received an indemnification from Allete which management believes to be more than adequate to cover any loss. The first two items are expected to be resolved by April 2006. The third item is expected to be resolved by July 2006 and the last item by December 2006.

The unaudited pro forma combined condensed balance sheet as of September 30, 2005, is based on the individual balance sheets of HickoryTech and Enventis and prepared as if the acquisition of Enventis had occurred on September 30, 2005.  The unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004, were prepared as if the acquisition of Enventis had occurred on January 1, 2004.

The unaudited pro forma adjustments are based upon available information and assumptions that HickoryTech believes are reasonable.  The unaudited pro forma combined condensed consolidated financial statements and related notes thereto should be read in conjunction with HickoryTech’s historical consolidated financial statements as previously filed on HickoryTech’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2005 and the Quarterly Report on Form 10-Q for the nine months ended September 30, 2005, filed with the Commission on November 1, 2005.  In addition, this unaudited pro forma combined condensed information should be read in conjunction with the historical consolidated financial statements of Enventis included within this Amendment to Current Report on Form 8-K/A.

These unaudited pro forma combined condensed financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Enventis been consummated as of January 1, 2004 for the unaudited combined condensed pro forma statements of operations and as of September 30, 2005 for the unaudited combined condensed pro forma balance sheet.  The pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of HickoryTech and Enventis.

HICKORY TECH CORPORATION

Pro Forma Combined Condensed Balance Sheet

As of September 30, 2005

(Unaudited)

(Dollars in thousands)

					Pro Forma
	HickoryTech	Enventis	Pro Forma		Combined
	(Historical)	(Historical)	Adjustments		Condensed
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$546	$51			$597
Receivables, Net of Allowance for Doubtful Accounts of $1,387	9,805	6,882			16,687
Costs in Excess of Billings on Contracts	1,145	—			1,145
Inventories, Net	3,101	1,489			4,590
Deferred Income Taxes	1,430	1,072	$(1,072	)(g)	1,430
Prepaid Expenses	1,608	476			2,084
Other	962	175	620	(i)	1,757
TOTAL CURRENT ASSETS	18,597	10,145	(452)		28,290

INVESTMENTS	2,507	—			2,507

PROPERTY, PLANT AND EQUIPMENT	251,683	45,943	(16,403	)(b), (c)	281,223
LESS ACCUMULATED DEPRECIATION	137,835	11,385	(11,385	)(b)	137,835
PROPERTY, PLANT AND EQUIPMENT, NET	113,848	34,558	(5,018)		143,388

OTHER ASSETS:
Goodwill	25,086	—	2,865	(d)	27,951
Intangible Assets, Net	309	—	4,000	(e)	4,309
Financial Derivative Instrument	3,324	—			3,324
Deferred Costs and Other	2,347	—			2,347
TOTAL OTHER ASSETS	31,066	—	6,865		37,931

TOTAL ASSETS	$166,018	$44,703	$1,395		$212,116

LIABILITIES & SHAREHOLDERS’ EQUITY CURRENT LIABILITIES:
Accounts Payable	$2,076	$4,404			$6,480
Accrued Expenses	3,910	1,451	$2,300	(k)	7,661
Accrued Interest	75	26	(26	)(j)	75
Billings in Excess of Costs on Contracts	243	—			243
Advanced Billings and Deposits	2,478	—			2,478
Current Maturities of Long-Term Obligations	1,451	8			1,459
Accrued Income Taxes	4,727	283			5,010
Short-term financing	—	232			232
Deferred Revenue	—	1,056	410	(h)	1,466
Notes Payable	—	400	(400	)(j)	—
TOTAL CURRENT LIABILITIES	14,960	7,860	2,284		25,104

LONG-TERM OBLIGATIONS, Net of Current Maturities	94,035	794	35,500	(k)	129,535
			(794	)(j)

DEFERRED INCOME TAXES	15,536	6,223	(6,223	)(g)	15,536

DEFERRED REVENUE AND EMPLOYEE BENEFITS	6,937	960	(506	)(f), (h)	7,391

TOTAL LIABILITIES	131,468	15,837	30,261		177,566

SHAREHOLDERS’ EQUITY:
Common Stock, no par value, $.10 stated value Shares authorized: 100,000,000 Shares outstanding: 13,111,132	1,311	383	(383	)(a)	1,311
Additional Paid-In Capital	9,146	26,518	(26,518	)(a)	9,146
Retained Earnings	22,093	1,965	(1,965	)(a)	22,093
Accumulated Other Comprehensive Income	2,000	—			2,000
TOTAL SHAREHOLDERS’ EQUITY	34,550	28,866	(28,866)		34,550

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$166,018	$44,703	$1,395		$212,116

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

HICKORY TECH CORPORATION

Pro Forma Combined Condensed Statement of Operations

For The Year Ended December 31, 2004

(Unaudited)

(Amounts in thousands, except share and per share data)

					Pro Forma
	HickoryTech	Enventis	Pro Forma		Combined
	(Historical)	(Historical)	Adjustments		Condensed
OPERATING REVENUES:
Telecom Sector	$76,097				$76,097
Information Solutions Sector	2,710				2,710
Enterprise Solutions Sector	11,708				11,708
Enventis Sector		$43,199			43,199
TOTAL OPERATING REVENUES	90,515	43,199			133,714
COSTS AND EXPENSES:
Cost of Sales, Enterprise Solutions and Enventis	8,211	26,059			34,270
Cost of Services, excluding Depreciation and Amortization	33,625	6,688			40,313
Selling, General and Administrative Expenses, excluding Depreciation and Amortization	14,723	6,421			21,144
Depreciation	15,589	2,792	$(450	)(l)	17,931
Amortization of Intangibles	946		1,050	(m)	1,996
TOTAL COSTS AND EXPENSES	73,094	41,960	600		115,654
OPERATING INCOME/(LOSS)	17,421	1,239	(600)		18,060
OTHER INCOME/(EXPENSE):
Interest and Other Income	61	64			125
Interest Expense	(4,613)	(134)	(2,036	)(n), (o)	(6,783)
TOTAL OTHER INCOME/(EXPENSE)	(4,552)	(70)	(2,036)		(6,658)

INCOME/(LOSS) BEFORE INCOME TAXES	12,869	1,169	(2,636)		11,402
INCOME TAX PROVISION/(BENEFIT)	5,205	464	(1,058	)(p)	4,611
INCOME/(LOSS)	$7,664	$705	$(1,578)		$6,791

Basic Earnings Per Share	$0.59				$0.52
Basic Weighted Average Common Shares Outstanding	12,993,280				12,993,280

Diluted Earnings Per Share	$0.59				$0.52
Weighted Average Common and Equivalent Shares Outstanding	13,025,637				13,025,637

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

HICKORYTECH CORPORATION

Pro Forma Combined Condensed Statement of Operations

For Nine Months Ended September 30, 2005

(Unaudited)

(Dollars in thousands, except share and per share data)

					Pro Forma
	HickoryTech	Enventis	Pro Forma		Combined
	(Historical)	(Historical)	Adjustments		Condensed
OPERATING REVENUES:
Telecom Sector	$57,014				$57,014
Information Solutions Sector	1,921				1,921
Enterprise Solutions Sector	11,745				11,745
Enventis Sector		$39,655			39,655
TOTAL OPERATING REVENUES	70,680	39,655			110,335
COSTS AND EXPENSES:
Cost of Sales, Enterprise Solutions and Enventis	8,259	23,978			32,237
Cost of Services, excluding Depreciation and Amortization	24,696	6,059			30,755
Selling, General and Administrative Expenses, excluding Depreciation and Amortization	11,609	5,224			16,833
Depreciation	11,588	2,297	$(340	)(l)	13,545
Amortization of Intangibles	467		790	(m)	1,257
TOTAL COSTS AND EXPENSES	56,619	37,558	450		94,627
OPERATING INCOME/(LOSS)	14,061	2,097	(450)		15,708
OTHER INCOME/(EXPENSE):
Interest and Other Income	75	—			75
Interest Expense	(3,128)	(85)	(1,763	)(n), (o)	(4,976)
TOTAL OTHER INCOME/(EXPENSE)	(3,053)	(85)	(1,763)		(4,901)

INCOME/(LOSS) BEFORE INCOME TAXES	11,008	2,012	(2,213)		10,807
INCOME TAX PROVISION/(BENEFIT)	4,453	840	(921	)(p)	4,372
INCOME(LOSS)	$6,555	$1,172	$(1,292)		$6,435

Basic Earnings Per Share	$0.50				$0.49
Basic Weighted Average Common Shares Outstanding	13,072,656				13,072,656

Diluted Earnings Per Share	$0.50				$0.49
Weighted Average Common and Equivalent Shares Outstanding	13,083,568				13,083,568

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

HICKORY TECH CORPORATION

NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

1.     Basis of Pro Forma Presentation

On December 30, 2005, Hickory Tech Corporation (HickoryTech) completed the acquisition of Enventis Telecom, Inc., formerly a wholly owned subsidiary of Allete, Inc.  The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2004 and September 30, 2005 give effect to the acquisition of Enventis as if it had occurred on January 1, 2004.  The unaudited pro forma combined condensed balance sheet as of September 30, 2005 is as if the acquisition occurred on September 30, 2005.  The unaudited pro forma information is based on the historical consolidated financial statements of HickoryTech and those of Enventis, as described in the pro forma financial statements, under the purchase method of accounting and accordingly, the respective assets acquired and liabilities assumed have been recorded at their fair market value and consolidated into the net assets of HickoryTech.

A third party valuation specialist assisted the Company with the valuation of the identified intangible assets.  The valuation resulted in the allocation of $4.0 million to identifiable intangibles, which will be amortized over periods ranging from three to four years.  The valuation specialist applied the income valuation approach to assist in determining the estimated fair value of the purchased customer relationships and supplier relationship.  These estimates were based upon:

1.     The estimated revenue growth over the next ten years based upon HickoryTech estimates.

2.     Estimated margins of earnings before interest, taxes, depreciation, and amortization of 37% in Enventis transport product line and between 2 to 5% on the Enventis equipment sales product line.

3.     Working capital investment changes commensurate with historical patterns in the Enventis transport product and equipment sales product lines.

4.     The discount rate used in the valuation was based on the weighted average cost of capital (“WACC”).  The WACC calculation produces the average required rate of return of an investment in an operating enterprise based upon various required rate of return from investors in various areas of that enterprise.  The discount rate used in the income valuation approach was 12%.

The valuation specialist also assisted in the valuation of property, plant and equipment totaling $29,540,000 in fair value.

A summary of the preliminary purchase price allocation for the acquisition as if the purchase occurred on September 30, 2005 is as follows:

(Dollars in Thousands):	As of September 30, 2005
Initial Purchase Price Paid	$35,500
Estimated Purchase Price Adjustments Accrued	1,093
Transaction Costs Paid and Accrued	1,207
Total estimated purchase consideration	$37,800
Identifiable intangible assets:
Customer relationship and contracts	$3,400
Cisco Gold supplier relationship	600
Net Working Capital	1,849
Property and Equipment	24,044
Indefeasible rights to use	5,496
Other Assets and Liabilities	(454)
Goodwill	2,865
Allocation of the purchase consideration	$37,800

Based upon the preliminary purchase price allocation, the total purchase price exceeded the net assets acquired and liabilities assumed when adjusted to fair market value and resulted in goodwill in the pro forma combined condensed financial information of approximately $2.9 million.  The purchase price allocation is considered preliminary, largely due to the fact of the close proximity of the closing date (December 30, 2005) to year-end.  Specific reasons causing the purchase price to be preliminary are: 1)  finalization of the third party valuation, 2) finalization of the purchase price adjustments, 3) the liquidation of acquired accounts receivable and 4) resolution of one litigation matter.  On the litigation matter, HickoryTech has received an indemnification from Allete which management believes to be more than adequate to cover any loss.  The first two items are expected to be resolved by April 2006.  The third item is expected to be resolved by July 2006, and the last item by December 2006.

2.     Pro Forma Adjustments:

Accounting policies of Enventis conform to those of HickoryTech, so adjustments are not necessary.  However, adjustments have been made to the unaudited pro forma combined financial information to reflect the following:

(a)   Balance Sheet adjustment to eliminate historic Enventis shareholder’s equity.

(b)   Balance Sheet adjustment to eliminate historic Enventis accumulated depreciation.

(c)   Balance Sheet adjustment to record estimated fair value of Enventis property, plant, and equipment of $29,540,000.  The third party valuation specialist assisted the Company, and the valuation of property, plant and equipment resulted in an adjustment to fair value of $5,018,000.

(d)   Balance Sheet adjustment to record Enventis goodwill of $2,865,000 for excess of purchase price over the preliminary fair values of the assets acquired less the liabilities assumed.

(e)   Balance Sheet adjustment to record estimated fair value of Enventis intangible assets determined at the time of acquisition of $4,000,000.  The following are identifiable assets acquired and the respective estimated useful lives over which the assets will be amortized:

	Amount	Amortization Period
	(in thousands)	(in years)
Customer relationships	$3,400	4
Supplier relationships	600	3
	$4,000

The customer relationships will be amortized on a straight-line basis over the next four years.  The supplier relationships will be amortized on a straight-line basis over the next three years.  Annual amortization expense for total intangible assets of Enventis is expected to be $1,050,000 per year for 2006, 2007, 2008, and $850,000 for 2009.

(f)    Balance Sheet adjustment represents $96,000 adjustment of Enventis deferred revenue to fair value by eliminating selling cost margin.

(g)   Balance Sheet adjustment to adjust Enventis deferred income taxes for purchase accounting.

(h)   Balance Sheet adjustment to reclassify the appropriate portion of Enventis deferred revenue to current liabilities.

(i)    Balance Sheet adjustment to Enventis current assets to reflect reimbursement from Allete (the seller) for employee retention payments related to service after December 30, 2005 as part of the purchase agreement.

(j)    Balance Sheet adjustment to adjust Enventis debt, notes payable and associated accrued interest for seller payoff of debt balances coincidental with transaction closing.  See note 5 below.

(k)   Balance Sheet adjustment at the parent company level to record additional Company long-term debt for the initial price acquisition of Enventis of $35,500,000 and $2,300,000 of accrued purchase price adjustments and capitalized transaction costs.  See note 4 below.

(l)    Statement of Operations adjustment of Enventis depreciation expense for changes in acquired fixed asset estimated fair values determined at the time of acquisition.  Depreciation expense is calculated on a straight-line basis over estimated useful lives of three to twenty years.

(m)  Statement of Operations adjustment of Enventis amortization expense related to identifiable intangible assets acquired.  See (e) above.

(n)   Statement of Operations adjustment of Enventis interest expense to reflect removal of Enventis debt and notes payable.

(o)   Statement of Operations adjustment of HickoryTech interest expense to reflect additional HickoryTech long-term debt and a change in HickoryTech financing costs associated with the acquisition of Enventis. See (j) above.

(p)   Statement of Operations adjustment of pro forma income taxes at the effective income tax rate of HickoryTech for the tax effect of net changes in the results of operations.  The addition of Enventis is not believed to change the effective tax rate of HickoryTech for financial purposes.

3.     Non-recurring costs which are not included in pro forma adjustments include approximately $1,700,000 for employee retention payments, and $500,000 for systems conversion costs and market studies.  These are not included because they are one-time expected charges.

4.     On December 30, 2005, HickoryTech entered into a $160,000,000 credit agreement with a syndicate of banks, which amended its previous credit facility.  The proceeds were used to pay the outstanding obligations under the previous credit facility, pay fees and expenses associated with the new credit facility, and pay for the acquisition of Enventis.

5.     As a condition to the purchase of Enventis, the seller paid off $794,000 of long term debt and $400,000 of notes payable before December 30, 2005.  No Enventis debt was assumed in the transaction.

6.     If interest rates for the portion of HickoryTech’s long-term debt based on variable rates were to change 1/8% for the year ended December 31, 2004 and for the nine months ended September 30, 2005, interest expense would have changed $170,000 for the year ended December 31, 2004 and $128,000 for the nine months ended September 30, 2005, and the net income would have changed $102,000 and $77,000 respectively.